UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On April 25, 2022, Twitter, Inc. (“Twitter”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with X Holdings I, Inc. (“Parent”), X Holdings II, Inc., a wholly owned subsidiary of Parent (“Acquisition Sub”), and, solely for the purpose of certain provisions of the Merger Agreement, Elon R. Musk. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into Twitter (the “Merger”), with Twitter surviving the Merger and becoming a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent is wholly owned by Mr. Musk.

Twitter’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of Twitter and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also unanimously resolved to recommend that Twitter’s stockholders vote to adopt and approve the Merger Agreement and the Merger.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Twitter’s common stock (subject to certain exceptions set forth in the Merger Agreement) will be canceled and converted into the right to receive $54.20 in cash, without interest (the “Merger Consideration”).

At the effective time of the Merger, Twitter’s equity-based awards (other than stock options) generally will be treated in the following manner:

•

Each outstanding equity-based award, to the extent then vested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of Twitter’s common stock then subject to the then-vested portion of such equity-based award (and with respect to any vested equity-based awards subject to performance vesting conditions, calculated based on the achievement of the applicable performance metrics at the level of performance at which such equity-based award vested in accordance with its terms).

•

Each outstanding equity-based award, to the extent not then vested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of Twitter’s common stock subject to the then-unvested portion of such equity-based award (and with respect to any unvested equity-based awards subject to performance vesting conditions, calculated based on the achievement of the applicable performance metrics at the target level of performance). Such cash amount will, subject to the holder’s continued service with Parent and its affiliates (including Twitter) through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such equity-based award (other than performance-based vesting conditions).

At the effective time of the Merger, Twitter’s stock options will be treated in the following manner:

•

Each outstanding stock option, to the extent then vested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Twitter’s common stock underlying such stock option by (2) the total number of shares of Twitter’s common stock subject to such stock option.

•

Each outstanding stock option, to the extent not then vested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Twitter’s common stock underlying such stock option by (2) the total number of shares of Twitter’s common stock subject to the then-unvested portion of such stock option. Such cash amount will, subject to the holder’s continued service with Parent and its affiliates (including Twitter) through the applicable vesting dates, vest and be payable in accordance with the existing vesting schedule and other terms and conditions of such stock option.

•

Any stock option, whether vested or unvested, for which the exercise price per share attributable to such stock option is equal to or greater than the Merger Consideration will be canceled without any cash payment being made in respect thereof.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (1) approval of the Merger Agreement by Twitter’s stockholders; (2) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the antitrust and foreign investment laws of the United States and certain non-United States jurisdictions; and (3) the absence of any law or order by a governmental authority of the United States or certain non-United States jurisdictions that has the effect of rendering illegal or prohibiting consummation of the Merger, or causing the Merger to be rescinded following the completion thereof.

The Merger Agreement contains customary representations, warranties and covenants made by each of Twitter, Parent, Acquisition Sub and, for purposes of certain provisions, Mr. Musk, including, among others, covenants by Twitter regarding the conduct of its business prior to the closing of the Merger. Beginning on the date of the Merger Agreement, Twitter is subject to customary “no-shop” restrictions pursuant to which the Company may not, among other things: (1) solicit, initiate, knowingly encourage or knowingly facilitate any substantive discussion, offer or request that constitutes or would reasonably be expected to lead to a competing acquisition proposal; or (2) subject to certain exceptions, engage in negotiations or substantive discussions with, or furnish any material non-public information to, any person relating to a competing acquisition proposal or any inquiry or proposal that would reasonably be expected to lead to a competing acquisition proposal. In addition, Twitter has agreed that, subject to certain exceptions, the Board will not recommend that Twitter’s stockholders vote against the adoption of the Merger Agreement or in favor of any competing acquisition proposal. Twitter has also agreed that it will file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the adoption of the Merger Agreement by Twitter’s stockholders as promptly as reasonably practicable after the date of the Merger Agreement, and will convene and hold a special meeting of the Company’s stockholders for the purpose of seeking the adoption of the Merger Agreement as promptly as reasonably practicable after the proxy statement in definitive form is ready to be filed, subject to the terms of the Merger Agreement.

Either Twitter or Parent may terminate the Merger Agreement if, among certain other circumstances, (1) the Merger has not been consummated on or before October 24, 2022, which date will be extended for six months if the closing conditions related to applicable antitrust and foreign investment clearances and the absence of any applicable law or order making illegal or prohibiting the Merger have not been satisfied as of such date; or (2) Twitter’s stockholders fail to adopt the Merger Agreement. Twitter may terminate the Merger Agreement in certain additional limited circumstances, including to allow Twitter to enter into a definitive agreement for a competing acquisition proposal that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including prior to the adoption of the Merger Agreement by Twitter’s stockholders if the Board recommends that Twitter’s stockholders vote against the adoption of the Merger Agreement or in favor of any competing acquisition proposal.

Upon termination of the Merger Agreement under specified limited circumstances, Twitter will be required to pay Parent a termination fee of $1.0 billion. Specifically, this termination fee is payable by Twitter to Parent because (1) Twitter terminates the Merger Agreement to allow Twitter to enter into a definitive agreement for a competing acquisition proposal that constitutes a Superior Proposal; or (2) Parent terminates the Merger Agreement because the Board recommends that Twitter’s stockholders vote against the adoption of the Merger Agreement or in favor of any competing acquisition proposal. This termination fee will also be payable by Twitter to Parent in the event that, generally, (1) a competing acquisition proposal for 50% or more of the stock or consolidated assets of Twitter has been publicly announced and not withdrawn, (2) the Merger Agreement is terminated because Twitter’s stockholders fail to adopt the Merger Agreement or because Twitter materially breaches the Merger Agreement, and (3) within twelve months of such termination of the Merger Agreement, Twitter enters into a definitive agreement providing for a competing acquisition proposal for 50% or more of the stock or consolidated assets of Twitter and such acquisition is subsequently consummated.

Upon termination of the Merger Agreement under other specified limited circumstances, Parent will be required to pay Twitter a termination fee of $1.0 billion. Specifically, this termination fee is payable by Parent to Twitter if the Merger Agreement is terminated by Twitter because (1) the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger are satisfied and the Parent fails to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement; or (2) Parent or Acquisition Sub’s breaches of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied. Mr. Musk has provided Twitter with a limited guarantee in favor of Twitter (the “Limited Guarantee”). The Limited Guarantee guarantees, among other things, the payment of the termination fee payable by Parent to Twitter, subject to the conditions set forth in the Limited Guarantee.

Pursuant to an equity commitment letter dated April 25, 2022, and subject to the terms thereof, Mr. Musk committed to provide Parent, at the effective time of the Merger, with an equity contribution of up to approximately $21 billion. Pursuant to a debt commitment letter dated April 25, 2022, and subject to the terms and conditions set forth therein, the commitment parties party thereto committed to provide to Acquisition Sub, at the effective time of the Merger, debt financing of approximately $13 billion. Pursuant to a margin loan commitment letter dated April 25, 2022, and subject to the terms and conditions set forth therein, the commitment parties party thereto committed to provide to X Holdings III, LLC, a Delaware limited liability company wholly owned by Mr. Musk, at the effective time of the Merger, margin loan financing of approximately $12.5 billion, the proceeds of which will be distributed or otherwise made available to Acquisition Sub.

The Merger Agreement also provides that Twitter, on one hand, or Parent and Acquisition Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that Twitter may only cause Mr. Musk’s equity financing commitment to be funded in circumstances where the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger are satisfied and the debt and margin loan financing is funded or available. As described above, if the conditions to Parent’s and Acquisition Sub’s obligations to complete the Merger are satisfied and Parent fails to consummate the Merger as required pursuant to the Merger Agreement, including because the equity, debt and/or margin loan financing is not funded, Parent will be required to pay Twitter a termination fee of $1.0 billion.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Acquisition Sub and Twitter. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Preferred Stock Rights Agreement

On April 25, 2022, the Board approved an Amendment No. 1 (the “Amendment No. 1”) to the Preferred Stock Rights Agreement by and between Twitter and Computershare Trust Company, N.A. as rights agent, dated April 15, 2022 (the “Rights Agreement”). Amendment No. 1 prevents the approval, execution, delivery or performance of the Merger Agreement, or the consummation prior to the termination of the Merger Agreement of the Merger or any of the other transactions contemplated by the Merger Agreement in accordance with its terms, from, among other things, (i) resulting in a Distribution Date (as defined by the Rights Agreement) or permitting the Rights (as defined by the Rights Agreement) to be exercised or exchanged, and (ii) causing Parent, Acquisition Sub or their respective affiliates to be deemed an Acquiring Person (as defined by the Rights Agreement) for any purpose under the Rights Agreement.

The foregoing description of Amendment No. 1 is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Amendment No. 1, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K under the caption Preferred Stock Rights Agreement is incorporated by reference into this Item 3.03.

Additional Information and Where to Find It

Twitter, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Twitter (the “Transaction”). Twitter plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Twitter’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 12, 2022. To the extent that holdings of Twitter’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Twitter will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TWITTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 25, 2022, by and among Twitter, Inc., X Holdings I, Inc., X Holdings II, Inc., and, solely for the purposes of certain sections, Elon R. Musk.*

4.1(i)	Preferred Stock Rights Agreement, dated as of April 15, 2022, by and between Twitter, Inc. and Computershare Trust Company, N.A., as rights agent.

4.2	Amendment No. 1 to Preferred Stock Rights Agreement, dated as of April 25, 2022, by and between Twitter, Inc. and Computershare Trust Company, N.A., as rights agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Twitter will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Twitter may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

(i)	Previously filed as Exhibit 4.1 to Twitter’s Current Report on Form 8-K filed on April 18, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Ned Segal
Ned Segal
Chief Financial Officer

Date: April 26, 2022